Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports Second-Quarter 2013 Results

First-Half Execution Positions Company for Strong Second-Half EBIT Growth

•	Roofing delivered 21 percent EBIT margins in first half; positioned for full-year margin expansion

•	Insulation achieved profitable second quarter for first time since 2008; on track for full-year profitability

•	Composites delivered significant sequential EBIT growth; positioned to deliver second-half improvement

•	Company reaffirms 2013 outlook of at least $100 million growth in adjusted EBIT

TOLEDO, Ohio – July 24, 2013 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.35 billion in the second quarter of 2013, compared to $1.39 billion in the same period in 2012.

Second-quarter 2013 adjusted earnings were $69 million, or $0.57 per diluted share, compared with $67 million, or $0.55 per diluted share, during the same period one year ago. The company reported net earnings of $49 million, or $0.41 per diluted share, in the second quarter of 2013, compared to $39 million, or $0.32 per diluted share, in 2012. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“We are pleased with our progress in the second quarter and the first half of 2013, with strong margin performance in our Roofing business, price increases and operating leverage in Insulation, and improved performance in Composites,” said Chairman and Chief Executive Officer Mike Thaman.

“We expect improvement in all three businesses for the full year 2013. In Roofing, we anticipate the full-year market demand to be flat. Based on our first-half shipments, we expect stronger volumes in the second half versus 2012. This demand distribution is more consistent with historical patterns,” Thaman said. “Stronger second-half Insulation volumes driven by growth in residential new construction, higher capacity utilization and improved pricing will support full-year 2013 Insulation profitability. The Composites business is well positioned to deliver second-half improvements on positive operating leverage.”

Copyright © 2013 Owens Corning

Consolidated Second-Quarter Results

•	Owens Corning’s safety performance in the second quarter of 2013 improved by 16 percent compared with the same period one year ago.

•

Adjusted EBIT in the second quarter of 2013 was $124 million, up from $117 million in 2012. In the second quarter of 2013, the company had certain items that were not the result of current operations. Before adjusting for these items, second-quarter 2013 EBIT was $118 million. This compares favorably with a second-quarter 2012 EBIT of $85 million. (See Table 2 for a reconciliation of the adjusting items).

•

To support growth opportunities in the U.S. building materials market, the company acquired Thermafiber, a mineral wool insulation manufacturer, expanding its Insulation product portfolio, and announced plans to build a Composites non-wovens facility in the U.S.

•

The company announced agreements with China-based manufacturers Taishan and Jinniu, which will enable its Composites business to leverage commercial strengths, lower capital investment and eliminate high-delivered-cost assets.

Outlook

The company continues to expect at least $100 million in adjusted EBIT improvement over 2012 as a result of company actions, an improving U.S. housing market, and moderate global growth. The rate of the U.S. housing market recovery and its impact on the margin performance of the Building Materials businesses will largely determine the upside to this guidance.

Roofing expects to achieve improved full-year margins versus 2012. The U.S. housing outlook continues to support improvement in new residential construction and modest growth in re-roof, while 2013 storm-related volumes could compare unfavorably with the prior year.

Stronger second-half insulation volumes and continued price recovery will support full-year profitability for 2013. First-half operating leverage was strong and the company is confident in achieving double-digit revenue growth for the full year. The outlook for the announced June price increase is favorable; however, prices remain significantly below historical levels.

Composites improved second quarter EBIT by $23 million sequentially and is well positioned to deliver second-half improvement versus 2012, with third-quarter pricing actions in key geographies now in effect.

The company estimates an effective tax rate of 25 percent to 28 percent for 2013, based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective cash tax rate is estimated to be in the range of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.2 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be about $120 million in 2013. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2013 than in 2012 in anticipation of incentive compensation levels consistent with improved performance.

Copyright © 2013 Owens Corning

Next Earnings Announcement

Third-quarter 2013 results will be announced on Wednesday, Oct. 23, 2013. An investor call will be conducted at 11 a.m. ET.

Conference Call and Presentation

Wednesday, July 24, 2013

11 a.m. Eastern (Daylight) Time

All Callers

•	Live dial-in telephone number: U.S. 1.877.883.0383 or international +1.412.902.6506. In Canada, call 1.877.885.0477

•	Entry number: 637-2247 (Please dial in 10-15 minutes before conference call start time)

•	Live webcast: http://services.choruscall.com/links/owens130724.html

Telephone and Webcast Replay

•	Telephone replay available through Aug. 1, 2013 at 9 a.m. U.S. 1.877.344.7529 or international +1.412.317.0088

•	Conference replay number: 100-30-444

•	Replay of webcast also available at http://services.choruscall.com/links/owens130724.html Webcast available until Jan. 24, 2014

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 58 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Celebrating its 75th anniversary in 2013, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.2 billion in 2012 and approximately 15,000 employees in 27 countries on five continents. Additional information is available at www.owenscorning.com.

Owens Corning Investor Relations News

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date July 24, 2013, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2013 Owens Corning

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET SALES	$1,347	$1,391	$2,697	$2,737
COST OF SALES	1,080	1,152	2,217	2,312

Gross margin	267	239	480	425
OPERATING EXPENSES
Marketing and administrative expenses	134	128	267	265
Science and technology expenses	20	21	38	40
Charges related to cost reduction actions	1	2	2	36
Other (income) expenses, net	(6)	3	(2)	11

Total operating expenses	149	154	305	352

EARNINGS BEFORE INTEREST AND TAXES	118	85	175	73
Interest expense, net	29	28	58	56

EARNINGS BEFORE TAXES	89	57	117	17
Less: Income tax expense	39	17	45	22
Equity in net earnings of affiliates	—	—	—	—

NET EARNINGS (LOSS)	50	40	72	(5)
Less: Net earnings attributable to noncontrolling interests	1	1	1	2

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$49	$39	$71	$(7)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.41	$0.32	$0.60	$(0.06)
Diluted	$0.41	$0.32	$0.59	$(0.06)
WEIGHTED-AVERAGE COMMON SHARES
Basic	119.1	120.8	118.8	120.9
Diluted	120.4	121.5	119.9	120.9

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(3)	$(32)	$(12)	$(87)
Loss related to Hurricane Sandy	(3)	—	(14)	—

Total adjusting items	$(6)	$(32)	$(26)	$(87)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$49	$39	$71	$(7)
Less: Net earnings attributable to noncontrolling interests	1	1	1	2

NET EARNINGS (LOSS)	50	40	72	(5)
Equity in net earnings of affiliates	—	—	—	—
Income tax expense	39	17	45	22

EARNINGS BEFORE TAXES	89	57	117	17
Interest expense, net	29	28	58	56

EARNINGS BEFORE INTEREST AND TAXES	118	85	175	73
Less: adjusting items from above	(6)	(32)	(26)	(87)

ADJUSTED EBIT	$124	$117	$201	$160

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$49	$39	$71	$(7)
Adjustment to remove adjusting items net of tax	4	23	19	66
Adjustment to tax expense to reflect pro forma tax rate*	16	5	14	19

ADJUSTED EARNINGS	$69	$67	$104	$78

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.41	$0.32	$0.59	$(0.06)
Adjustment to remove adjusting items net of tax	0.03	0.19	0.16	0.55
Adjustment to tax expense to reflect a pro forma tax rate*	0.13	0.04	0.12	0.16

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.57	$0.55	$0.87	$0.65

RECONCILIATON TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	119.1	120.8	118.8	120.9
Non-vested restricted shares	0.7	0.4	0.6	—
Options to purchase common stock	0.6	0.3	0.5	—

Diluted shares outstanding	120.4	121.5	119.9	120.9

*	Pro forma tax rate used in 2013 was 26.5% (midpoint of guidance), and, 23% in 2012 as this was the adjusted effective tax rate of the Company in 2012.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30,	Dec. 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72	$55
Receivables, less allowances of $15 at June 30,2013, and $17 at Dec. 31, 2012	789	600
Inventories	820	786
Other current assets	245	176

Total current assets	1,926	1,617
Property, plant and equipment, net	2,881	2,903
Goodwill	1,167	1,143
Intangible assets	1,051	1,045
Deferred income taxes	561	604
Other non-current assets	199	256

TOTAL ASSETS	$7,785	$7,568

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$918	$907
Short-term debt	21	5
Long-term debt – current portion	3	4

Total current liabilities	942	916
Long-term debt, net of current portion	2,250	2,076
Pension plan liability	455	480
Other employee benefits liability	267	274
Deferred income taxes	35	38
Other liabilities	207	209
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,953	3,925
Accumulated earnings	522	451
Accumulated other comprehensive deficit	(399)	(364)
Cost of common stock in treasury (c)	(484)	(475)

Total Owens Corning stockholders’ equity	3,593	3,538
Noncontrolling interests	36	37

Total equity	3,629	3,575

TOTAL LIABILITIES AND EQUITY	$7,785	$7,568

(a)	10 shares authorized; none issued or outstanding at June 30, 2013, and Dec. 31, 2012
(b)	400 shares authorized; 135.5 issued and 119.1 outstanding at June 30, 2013; 135.6 issued and 118.3 outstanding at Dec. 31, 2012
(c)	16.4 shares at June 30, 2013, and 17.3 shares at Dec. 31, 2012

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended
	June 30,
	2013	2012
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$72	$(5)
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	157	180
Gain on sale of businesses and fixed assets	—	(3)
Deferred income taxes	37	8
Provision for pension and other employee benefits liabilities	18	23
Stock-based compensation expense	14	13
Other non-cash	(12)	(7)
Change in working capital	(254)	(209)
Pension fund contribution	(20)	(30)
Payments for other employee benefits liabilities	(11)	(12)
Other	(13)	2

Net cash flow used for operating activities	(12)	(40)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(125)	(163)
Investment in subsidiaries and affiliates, net of cash acquired	(52)	—
Proceeds from Hurricane Sandy insurance claims	15	—
Proceeds from the sale of assets or affiliates	—	7

Net cash flow used for investing activities	(162)	(156)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	799	933
Payments on senior revolving credit and receivables securitization facilities	(621)	(648)
Payments on long-term debt	(1)	(6)
Net increase (decrease) in short-term debt	15	(4)
Purchases of treasury stock	(9)	(82)
Other	11	6

Net cash flow provided by financing activities	194	199

Effect of exchange rate changes on cash	(3)	(1)

Net increase in cash and cash equivalents	17	2
Cash and cash equivalents at beginning of period	55	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$72	$54

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$472	$498	$931	$974
% change from prior year	-5%	-6%	-4%	-5%
EBIT	$32	$34	$41	$57
EBIT as a % of net sales	7%	7%	4%	6%
Depreciation and amortization expense	$34	$31	$66	$61

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales
Insulation	$415	$340	$745	$671
Roofing	508	605	1,115	1,193

Total Building Materials	$923	$945	$1,860	$1,864
% change from prior year	-2%	-3%	0%	6%

EBIT
Insulation	$4	$(16)	$(17)	$(50)
Roofing	116	123	235	206

Total Building Materials	$120	$107	$218	$156
EBIT as a % of net sales	13%	11%	12%	8%

Depreciation and amortization expense
Insulation	$27	$27	$53	$52
Roofing	9	9	19	18

Total Building Materials	$36	$36	$72	$70

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(3)	$(32)	$(12)	$(87)
Losses related to Hurricane Sandy	(3)	—	(14)	—
General corporate expense and other	(28)	(24)	(58)	(53)

EBIT	$(34)	$(56)	$(84)	$(140)

Depreciation and amortization	$9	$24	$19	$49